Supplement dated February 5, 1998
to Prospectus Supplement dated January 27, 1998
to Prospectus dated January 22, 1998


                           $310,670,000
                          (Approximate)

                GE Capital Mortgage Services, Inc.
                      (Seller and Servicer)

    REMIC Multi-Class Pass-Through Certificates, Series 1998-3
             Principal and interest payable monthly,
                  beginning February 25, 1998.

     Notwithstanding anything to the contrary contained in the accompanying Prospectus Supplement, the Class A10 Certificates (which are Book-Entry Certificates) may be held in minimum denominations in Certificate Principal Balance of $1,000 and integral multiples thereof.

                         -----------------

     Sales of the Class A10 Certificates may not be consummated unless the purchaser has received both this Supplement and the Prospectus Supplement and Prospectus.